EXHIBIT 99.1

AmpliTech to More Than Triple its Revenue Base with Definitive Agreement to

Purchase Silicon Valley-based Spectrum Semiconductor Materials

While Substantially Expanding its Distribution Reach and Growth Potential.

San Jose, CA & Bohemia, NY, November 19, 2021 -- AmpliTech Group, Inc. (Nasdaq: AMPG), a designer, developer, and manufacturer of state-of-the-art signal-processing components for satellite and 5G communications networks, defense, space, and other commercial applications, announced today that it has executed a definitive agreement to acquire the assets and operations of Spectrum Semiconductor Materials Inc., a rapidly-growing global specialty distributor of semiconductor components based in San Jose, CA. The transaction is expected to close within our fiscal year 2021, subject to the satisfaction of certain closing conditions.

The purchase is expected to deliver significant strategic and top and bottom-line benefits while also building on AmpliTech’s technical and management expertise and distribution reach. Spectrum is on track to achieve unaudited 2021 revenue of $10M - $11M, representing double-digit growth over Spectrum Semiconductor Materials sales in fiscal 2020, with 2021 pre-tax net income of approximately 25% of revenue. Spectrum achieves such strong net margins by stocking a wide variety of specialty products and employing disruptive digital inventory practices that optimize operating efficiency. AmpliTech’s revenue for the past four quarters was $3.5M and recently announced a record order backlog of $3.4M following $1.2m in new orders. Spectrum Semiconductors has a record current order backlog of $8M in orders anticipated to ship through June 30, 2022.

The purchase price is $8.0M in cash plus $1.5M to be held in escrow through December 2022, to fund any purchase price or other adjustments, plus the grant of 188,442 restricted shares of AmpliTech common stock. The parties have agreed to a purchase price adjustment of 25% of Spectrum’s cumulative net revenue above or below $20M in sales for calendar years 2021 and 2022 combined. On September 30th AmpliTech had approximately $28M in cash, cash equivalents, and marketable securities, and no long-term debt.

Of strategic importance, Spectrum Semiconductors provides a powerful distribution platform in the U.S., Europe, and Asia for AmpliTech’s new line of monolithic microwave integrated circuit (MMIC) chip designs, and Spectrum has been building its radio frequency (RF) focused semiconductor revenue base. AmpliTech’s innovative MMIC chip designs integrate its industry-leading low noise signal amplification (LNA), signal filter, and signal attenuator technologies into the much smaller and more flexible chip form factor. Foundry production of initial MMIC chipsets is targeted for commercial availability by the end of Q1 2022.

Each company brings proven sales personnel and relationships that will complement each other in addressing the combined company’s expanded market opportunity. Furthermore, as AmpliTech develops its new MMIC line, Spectrum can package the designs for high-volume applications expected to drive sales growth. The acquisition is expected to bring AmpliTech a substantial business development presence in Silicon Valley and international markets, building on its existing East Coast and Texas teams to create a broad global footprint.

AmpliTech CEO, Fawad Maqbool, commented, “Spectrum Semiconductors is a perfect fit for advancing AmpliTech’s strategic goals and delivering shareholder value. With Spectrum, we will add a well-managed, growing business with a long-term track record for high quality and excellent customer service and the ideal distribution platform for the launch of our MMIC chip solutions. This transaction will allow us to more than triple our current annual revenue run rate, while also being immediately accretive to our bottom line.

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“Of equal importance, Spectrum brings us a highly satisfied, long-term, and global customer base with excellent penetration in our core end markets of aerospace, defense, automotive, and computing, along with a deep Silicon Valley presence, to support the launch of MMIC chip solutions we plan to bring to market by the end of Q1 2022. We expect AmpliTech and Spectrum will play a key role in improving the speed and efficiency of communications systems around the world in high-growth applications such as 5G cellular, MEO and LEO satellites, quantum computing, and autonomous vehicles. Importantly, AmpliTech is well funded to complete this transaction and to then execute on the growth opportunities of the combined business.”

Robert Larson, Spectrum CEO, commented, “Joining forces with AmpliTech is a big win for our company, our customers, and our suppliers. It provides us with a broader base of opportunity and exciting growth potential as we collaborate to bring AmpliTech’s premier MMIC chip solutions to market. I look forward to collaborating with the transition efforts with the AmpliTech team to execute on this exciting growth.”

About Spectrum Semiconductor Materials, Inc.

Spectrum is a global authorized distributor of semiconductor components for integrated circuit (IC) assembly for prototyping, testing and production requirements. It has a 31-year track record for delivering high-quality products, excellent customer service and long-standing supplier relationships.

Spectrum’s particular strength is its flexibility and ability to meet customer needs, stocking the broadest range of off-the-shelf or custom package configurations and providing support in tooling packages for specific technical requirements. Spectrum economies of scale allow it to meet customers’ quantity requirements with quick turn capabilities at highly competitive pricing.

Spectrum QMS is ISO 9001:2015 and AS9120B certified, meeting the highest standards required by global and environmental directives. Spectrum sources only the highest quality materials from major manufacturers such as Kyocera, NTK and Materion Advanced Materials.

About AmpliTech (www.AmpliTechinc.com)

AmpliTech Group, Inc. designs, develops, and manufactures state-of-the-art radio frequency (RF) microwave components for global satellite communications, telecom (5G & IoT), space, defense, and quantum computing markets as well as systems and component design consulting services. AmpliTech has a 13+ year track record of developing high performance, custom solutions to meet the unique needs of some of the largest companies in the global industries we serve. We are proud of the unique skills, experience and dedication of our focused team which enables us to deliver superior solutions, faster time to market, competitive pricing and excellent customer satisfaction and repeat business.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements. These statements appear in several places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its oﬃcers with respect to, among other things: (i) the Company's ability to consummate the acquisition and to execute its business plan as anticipated; (ii) trends affecting the Company's ﬁnancial condition or results of operations; (iii) the Company's growth strategy and operating strategy. The words "may" "would" "will" "expect" "estimate" "anticipate" "believe" "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements because of various factors. Other risks are identiﬁed and described in more detail in the “Risk Factors” section of the Company’s ﬁlings with the SEC, all of which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements, except as required by applicable law.

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Non-GAAP Financial Information

This press release includes a statement relating to the Company’s and Spectrum’s order backlog. Backlog represents the dollar amount of net sales that we expect to recognize in the future from sales orders that have been received from customers in the ordinary course of business. The Company considers order backlog a relevant and preferred supplemental measure for understanding the Company’s financial and market position. However, such measure has inherent limitations, is not required to be uniformly applied or audited and other companies may use methodologies to calculate similar measures that are not comparable. Readers should be aware of these limitations and should be cautious as to their use of such measure.

Corporate Social Media	Investor Social Media
Twitter: @AmpliTechAMPG	Twitter: @AMPG_IR
Instagram: @AmpliTechampg Facebook: AmpliTechInc	StockTwits: @AMPG_IR

Company Contact:	Investor Contact:
Shan Sawant, Director of Communications	David Collins or Bill Jones, Investor Relations
AmpliTech Group, Inc.	Catalyst IR
shan@AmpliTech.com	AMPG@catalyst-ir.com
646-546-7128	212-924-9800

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